EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Yongfu Zhu, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q of China Forest Energy Corp. for the period ended January 31, 2011 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of China Forest Energy Corp.

Dated: March 17, 2011

/s/ Yongfu Zhu
Yongfu Zhu
Treasurer, Secretary, Principal Financial Officer, Principal Accounting Officer and member of the Board of Directors
China Forest Energy Corp.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to China Forest Energy Corp. and will be retained by China Forest Energy Corp. and furnished to the Securities and Exchange Commission or its staff upon request.